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                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-113154) of New Regions Financial Corporation of our report dated January 15, 2004, except as to Union Planters Corporation's merger agreement with Regions Financial Corporation described in Note 24 which is as of January 22, 2004, relating to the consolidated financial statements of Union Planters Corporation which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Memphis, Tennessee
March 12, 2004